UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pineapple Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hello to my fellow Pineapple Energy Shareholders

This is Scott Maskin, your interim CEO, founder of PEGY’s NY business unit SUNation Energy and proud board member and also a fellow shareholder.

As you’ve already found, I make it my business to keep you in the loop and today I and all board members are asking you to vote in favor of all proposed agenda items you’ve received in your proxy vote mailer and emails for the annual shareholder meeting.

I too am frustrated in the equity value of our shares and passage of these agenda items are the tools needed to begin to restore shareholder equity.

Every shareholder matters and every vote counts so please vote.

You’ve recently received your proxy materials with voting instructions. If you have any questions or need assistance voting, please contact our proxy solicitor, Morrow Sodali at 1-877-787-9239 again that number is 1-877-787-9239.

As always feel free to contact me directly at scott.maskin@pineappleenergy.com

Thank you and remember, your vote matters. Thank you for being part of Pineapple Energy’s new chapter and for your confidence.